UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SYSCO CORPORATION

(Name of Registrant as Specified In Its Charter)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2013

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

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Section 8 - Other Events

Item 8.01 Other Events.

ADDITIONAL INFORMATION REGARDING THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, NOVEMBER 15, 2013

THIS INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Sysco urges all stockholders who have not yet voted to do so. Instructions on how to vote are contained below and in the Proxy Statement.

The following information relates to the proxy statement (the “Proxy Statement”) of Sysco Corporation (the “Company”), dated October 3, 2013, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2013 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). All capitalized terms used herein and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.

Election of Non-Executive Chairman of the Board

Based upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Sysco Board of Directors has elected Jackie M. Ward as Non-Executive Chairman of the Board, effective at 10:00 a.m. on November 15, 2013, the date of Sysco’s 2013 Annual Meeting of Stockholders. As previously announced, Manuel A. Fernandez, Sysco’s current Executive Chairman of the Board, will retire as Chairman and as a Board member at that time. Ms. Ward currently serves as the Lead Director of Sysco’s Board and has served in that capacity since May 2012. Because Ms. Ward is an independent director, Sysco does not currently anticipate designating a separate Lead Director subsequent to November 15, 2013.

Supplemental Disclosure Concerning Proposal No. 2, Approval of the 2013 Long-Term Incentive Plan

Under the terms of the 2013 Long-Term Incentive Plan (the “2013 Plan”), if adopted, the Company may not make any additional awards under its current 2007 Stock Incentive Plan. The 2013 Plan is a key pay-for-performance component of the Company’s compensation program and the Company’s primary vehicle for granting equity-based compensation to its employees in management positions. Approximately 854 employees of the Company were granted awards under the 2007 Stock Incentive Plan in fiscal 2013, and we anticipate a similar number of individuals to be recipients of grants annually under the 2013 Plan.

In recommending to the Board the 2013 Plan for which stockholder approval is being sought, the Compensation Committee received advice from compensation advisors, including its independent compensation consultant, CAP, who evaluated the 2013 Plan, including an evaluation under the guidelines produced by the proxy advisory firm Institutional Shareholder Services Inc. (“ISS”) and proposed various models for structuring the 2013 Plan. The Compensation Committee approved one of the proposed models, approving a plan that would permit a total number of shares available for issuance under the 2013 Plan equal to the sum of (i) 45,000,000 new shares, plus (ii) the number of shares remaining available for issuance under the 2007 Stock Incentive Plan, but not subject to outstanding awards as of November 15, 2013. In setting the amount of the share increase, the Board and the Compensation Committee also considered the historical amounts of equity awards granted by the Company in the past three years as well as possible future needs under alternative, performance-qualified forms of award. In fiscal years 2013, 2012 and 2011, the Company granted equity awards representing a total of approximately 7,935,551 shares, 8,594,686 shares and 7,846,250 shares, respectively. Consequently, the Company’s three-year average burn rate was 1.38%. In addition, the ISS calculated Sysco adjusted burn rate of 1.87% was significantly lower than the industry burn rate cap of 2.82% for the Company’s industry group under ISS’s applicable policy guidelines. The Compensation Committee and Board intend to continue to consider the Company’s equity expenditures in a manner that effectively attracts, retains, and motivates individuals to achieve long-term value creation in line with the interests of our stockholders.

Total potential dilution (as a percentage of basic shares of Company Common Stock outstanding) associated with the shares of Company Common Stock authorized under the 2013 Plan, the 2009 Non-Employee Director Stock Plan, and the shares subject to outstanding awards under the 2007 Stock Incentive Plan (as of September 17, 2013) is 14.36%. The historical burn rate and the potential dilution described above may not be indicative of what the actual amounts are in the future.

The Long-Term Incentive Plan does not contemplate the amount or timing of specific equity awards. The potential dilution is a forward-looking statement. Forward-looking statements are not facts. Actual results may differ materially because of factors such as those identified in reports the Company has filed with the Securities and Exchange Commission, including without limitation the Compensation Committee’s discretion in determining the number of grantees and the size of the grants, as well as the potential impact of additional future share issuances outside the plan.

In their respective proxy advisory reports issued in connection with the Annual Meeting, ISS and Glass Lewis & Co. have each recommended that stockholders vote “FOR” Proposal No. 2.

Correction and Clarification of 2013 Long-Term Incentive Plan and Related Disclosure

Section 3.1 of the copy of the Sysco Corporation 2013 Long-Term Incentive Plan attached as Annex II to the 2013 Proxy Statement is hereby corrected to reflect that, as disclosed in the Proxy Statement, up to approximately 55,607,599 shares of Stock may be issued in connection with awards of Options or SARs under the 2013 Plan. The 2013 Plan would increase the total number of shares available for issuance by the Company as Options and Stock Appreciation Rights, or SARs, by 45,000,000. As of September 17, 2013, Options to purchase 27,525,706 shares and no SARs were outstanding pursuant to prior awards under the 2007 Stock Incentive Plan. As of September 17, 2013, approximately 10,607,579 shares were available for issuance pursuant to new awards under the 2007 Stock Incentive Plan, all of which could be issued in connection with Options and SARs, and the proposed 2013 Plan would increase the shares available for issuance in connection with Options and SARs to a total of approximately 55,607,599. In addition, Section 3.1 and the related Proxy Statement disclosure are hereby clarified in that the number of shares transferred to the Plan from Sysco’s current 2007 Stock Incentive Plan shall be that number of shares remaining available for issuance under the 2007 Stock Incentive Plan as of the Effective Date of the 2013 Plan but that are not subject to outstanding awards on the Effective Date. This number as of September 17, 2013 is correctly disclosed in the Proxy Statement as 10,607,579 shares. The revisions to Section 3.1 are shown below.

Section 3 Stock Subject to Plan

3.1 Shares Available for Awards; Individual Limitations. Subject to the adjustments described below, the maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be the sum of the following: (i) 45,000,000 new shares, plus (ii) the number of shares of Stock remaining available for issuance under the 2007 Plan but not subject to ~~previously exercised, vested or paid~~ outstanding awards as of the Effective Date. Of the maximum number of shares of Stock reserved for the grant of Awards under the Plan, up to the sum of (i) and (ii) in the previous sentence, approximately ~~27,500,000~~ 55,607,599, shares of Stock as of September 17, 2013, may be issued in the aggregate pursuant to Options, which may be either ISOs or NQSOs, and SARs, and up to 17,500,000 shares of Stock may be awarded under the Plan in the aggregate in respect of Awards other than Options and SARs. The maximum number of shares of Stock that may be covered by all ISOs awarded under the Plan is 37,500,000. The maximum number of shares of Stock that may be covered by all Options and/or SARs granted to any individual during any fiscal year under the Plan is 2,000,000. The maximum number of shares of Stock that may be covered by all Awards other than Options or SARs granted to any individual during any fiscal year under the Plan is 500,000. The maximum dollar amount that may be covered by all Cash-Based Awards granted to any individual during any fiscal year under the Plan is 1% of the Company’s earnings before income taxes as publicly disclosed in the “Consolidated Results of Operations” section of the Company’s annual report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended immediately before the date the applicable Cash-Based Awards are paid The maximum number of shares of Stock that may be covered by all Awards granted to any individual Non-Employee Director during any fiscal year under the Plan is 20,000. Shares of Stock issuable hereunder may, in whole or in part, be authorized but unissued shares or shares of Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares of Stock subject to an Award under this Plan are forfeited or cancelled, or if an Award under this Plan terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture or cancellation, again be available for Awards under the Plan. Notwithstanding the foregoing, with respect to Options and SARs that are settled in Stock, the aggregate number of shares of Stock subject to the Option or SAR grant shall be counted against the shares available for issuance under the Plan as one share for every share subject thereto, regardless of the number of shares used to settle the Option or SAR upon exercise. Shares of Stock shall not again be available if such shares are surrendered or withheld as payment of either the exercise price of an Award and/ or withholding taxes in respect of an Award. Awards that are settled solely in cash shall not reduce the number of shares of Stock available for Awards. Upon the exercise of any Award granted in tandem with any Award pursuant to Section 4.2(b)(i), such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. For the avoidance of doubt, if shares of Stock are repurchased on the open market with proceeds of the exercise price of Options, such shares may not again be made available for Awards under the Plan.

The 2013 Proxy Statement states that as of September 17, 2013, Options to purchase 27,525,706 shares had been issued under the 2007 Stock Incentive Plan, and 2,873,404 shares had been issued as Restricted Stock, Restricted Stock Units and Other Stock-Based Awards under the 2007 Stock Incentive Plan. This disclosure was intended to reference the number of such awards that had been issued and were currently outstanding as of September 17, 2013, and the 2013 Proxy Statement is hereby clarified.

IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED.

You may change your vote prior to the Annual Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Annual Meeting, as described below. You may withdraw your vote at the Annual Meeting and vote in person by giving written notice to our Corporate Secretary. You may also revoke your vote without voting by sending written notice of revocation to our Corporate Secretary at 1390 Enclave Parkway, Houston, Texas 77077. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

If you have not voted or you wish to change your vote, you may vote your shares as follows:

•	In person at the Annual Meeting. All stockholders of record may vote in person at the meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy from the record holder.

•

By telephone or Internet (see the instructions at www.ProxyVote.com). All stockholders of record also can vote by touchtone telephone from the U.S., Puerto Rico and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will include the instructions with the proxy materials.

Stockholders may also vote through the Internet via our stockholders forum located at www.ProxyVote.com. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

•	By Written Proxy. All stockholders of record can vote by written proxy card. If you received a printed copy of these proxy materials by mail, you may vote by signing, dating and mailing the enclosed proxy card, or if you are a beneficial owner, you may request a written proxy card or a vote instruction form from your bank or broker.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: October 24, 2013	By:	/s/ Russell T. Libby
Russell T. Libby
Senior Vice President, General Counsel and Corporate Secretary